Exhibit 99.1

Fairchild Semiconductor Reports Results for the Fourth Quarter and Full Year 2008

Fairchild Semiconductor (NYSE: FCS), the leading global supplier of power semiconductors, today announced results for the fourth quarter and full year ended December 28, 2008. Fairchild reported fourth quarter sales of $320.9 million, down 25.1 percent from the prior quarter and 25.7 percent lower than the fourth quarter of 2007. Gross margin was 26.5 percent, 340 basis points lower sequentially and 480 basis points less than in the fourth quarter of 2007.

Fourth quarter net loss was $218.1 million or $1.76 per share, compared to net income of $26.7 million or $0.21 per diluted share in the prior quarter and net income of $34.0 million or $0.27 per diluted share in the fourth quarter of 2007. Included in this net loss are a $203.3 million non-cash goodwill impairment charge, a $19.0 million non-cash impairment of auction rate securities and a $15.9 million charge related to previously announced restructuring actions of which $4.5 million are non-cash asset impairments. In addition, we revised our estimates relating to potential litigation outcomes and released $3.3 million of reserves.

The company reported fourth quarter adjusted net income of $7.7 million or $0.06 per diluted share, compared to adjusted net income of $34.0 million or $0.27 per diluted share in the prior quarter and adjusted net income of $41.8 million or $0.33 per diluted share in the fourth quarter of 2007. Adjusted net income excludes amortization of acquisition-related intangibles, restructuring and asset impairment charges, impairment of investments, goodwill impairments, purchased in-process research and development, charges or releases for potential litigation outcomes, acquisition-related purchase accounting charges, net loss on the sale of product lines, costs associated with the redemption of debt, associated net tax effects of these items and other acquisition-related intangibles and effects of finalized tax filings and positions.

Full year revenues for 2008 were $1.574 billion, a decrease of 5.7 percent compared to $1.670 billion in 2007. Net loss for the year was $167.4 million or $1.35 per share, compared to net income of $64.0 million or $0.51 per diluted share in 2007. On an adjusted basis, the company reported 2008 net income of $86.4 million or $0.69 per diluted share, compared to $113.7 million or $0.90 per diluted share in 2007.

“We responded quickly to the broad-based reduction in orders during the fourth quarter to effectively manage our supply chain and to reduce costs,” said Mark Thompson, president and CEO. “Total supply chain inventories were roughly flat to the prior quarter. We reduced internal inventory by about $2 million by lowering factory loadings through shutdowns of as much as two weeks during the quarter. Inventory of our products in the distribution channel increased less than $2 million from the prior quarter as we effectively reduced shipments in to match the decrease in distributor sell-through.

“We accelerated a number of streamlining actions that will significantly reduce our costs while preserving our ability to respond rapidly to future improvements in demand,” said Thompson. “We are encouraged by the recent stabilization of order rates in January and we are now building backlog for Q1. Fairchild is committed to taking advantage of this market to speed improvements and to build a higher value business. We have a strong balance sheet today and expect to maintain this strength throughout 2009.”

Fourth Quarter Financials

“We strictly controlled costs during the quarter, reducing adjusted SG&A and R&D by nearly $16 million sequentially through mandatory time off, headcount reductions, and the elimination of bonus and certain equity grants for 2008,” said Mark Frey, executive vice president and CFO. “In the fourth quarter, gross margins fell 340 basis points sequentially to 26.5%, as factory utilization rates dropped to around 70%. Capital expenditures for the quarter were $35.6 million, as we completed previously announced package insourcing and 8-inch conversion cost cutting projects. Going forward, we expect to significantly reduce capital expenditures. We continue to maintain a strong balance sheet, with $386.9 million in cash and securities on hand at quarter’s end.”

“Considering the decline in Fairchild Semiconductor’s market capitalization, along with other factors, we determined that a non-cash goodwill impairment was necessary under U.S. GAAP,” stated Frey. “We also took a $15.9 million charge related to restructuring initiatives and asset impairments already announced. We reduced our reserves for potential litigation outcomes by $3.3 million based on favorable court rulings during the fourth quarter in ongoing patent litigation. Finally, we recorded a $19.0 million non-cash impairment of auction rate securities. This impairment had previously been recorded on the Balance Sheet in Other Comprehensive Income.”

Current Status of First Quarter Business

“In light of the level of uncertainty in the current market environment, measures we typically use to forecast sales such as current backlog and historical order rates no longer enable accurate guidance,” said Frey. “Nevertheless, we want to provide current information to investors. Therefore, we are changing our normal guidance policy until further notice. Today we are disclosing our current backlog and our view of first quarter business expectations. However, we are not assuming any obligation to update this information, although we may choose to do so before we announce first quarter results. As of today, we have about $205 million of backlog for Q1. Based on order patterns observed so far in January, we should post additional turns business in the quarter. Assuming we continue to record positive fill, we presently expect first-quarter sales to be between $220 and $245 million. Based on our distributors’ forecasts for sell-through, this amount of revenue would result in a significant channel inventory reduction. Assuming this level of business, gross margin would be between 14 and 18 percent. Operating expenses for the quarter are currently estimated to be in the range of $73 to $76 million. We expect to incur an additional cash restructuring charge of about $8 million in connection with staffing reductions announced last quarter. Capital expenditures are expected to be limited to about $60 million for all of 2009. Interest expense for the first quarter is projected to be between $4 and $5 million, while our tax expense is anticipated to be around zero. We reiterate that, although this information reflects our best available information as of today, it should not be viewed as equivalent to guidance we have historically given.”

New Policy on Business Outlook Disclosure

Effective January 29, 2009 and until further notice, we are changing our policy on business outlook disclosure as follows. Financial information relating to any current quarter, including, for example, information about first quarter 2009 included in this press release, should be considered to be speaking as of the date of the press release or other announcement only. Following the date of the press release or other announcement, the information should be considered to be historical and not subject to update by the company. We undertake no obligation to update any such information, although we may choose to do so by press release, SEC filing or other public announcement. We are making this change to our policy because of the uncertainty created by the current economic environment. Consistent with this policy change, Fairchild Semiconductor representatives will no longer comment about the business outlook of the company’s financial results or expectations for the quarter in question.

Special Note on Forward-Looking Statements:

Some of the paragraphs above, including the paragraph following the heading “Current Status of First Quarter Business,” contain forward-looking statements that are based on management’s assumptions and expectations and involve risk and uncertainty. Other forward-looking statements may also be found in this news release. Forward-looking statements usually, but do not always contain forward-looking terminology such as “we believe,” “we expect,” or “we anticipate,” or refer to management’s expectations about Fairchild’s future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: the current global economic situation, including the deteriorating demand environment generally and other changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks, including the risks of failing to maintain the right to use some technologies or failing to adequately protect our own intellectual property against misappropriation or infringement; availability of manufacturing capacity; the risk of production delays; availability of raw materials at competitive prices; competitors’ actions; loss of key customers, including but not limited to distributors; the inability to attract and retain key management and other employees; order cancellations or reduced bookings; changes in manufacturing yields or output; risks related to warranty and product liability claims; risks inherent in doing business internationally; changes in tax regulations or the migration of profits from low tax jurisdictions to higher tax jurisdictions; regulatory risks and significant litigation. These and other risk factors are discussed in the company’s quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor’s web site at investor.fairchildsemi.com or the SEC’s web site at www.sec.gov.

About Fairchild Semiconductor:

Fairchild Semiconductor (NYSE: FCS) is a global leader delivering energy-efficient power analog and power discrete solutions. Fairchild is The Power Franchise®, providing leading-edge silicon and packaging technologies, manufacturing strength and system expertise for consumer, communications, industrial, portable, computing and automotive systems. An application-driven, solution-based semiconductor supplier, Fairchild provides online design tools and design centers worldwide as part of its comprehensive Global Power ResourceSM. Please contact us on the web at www.fairchildsemi.com.

Fairchild Semiconductor International, Inc.

Consolidated Statements of Operations

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 28, 2008	September 28, 2008	December 30, 2007	December 28, 2008	December 30, 2007
Total revenue	$320.9	$428.3	$431.9	$1,574.2	$1,670.2
Cost of sales (1)	235.8	300.1	296.9	1,118.8	1,179.7

Gross margin	85.1	128.2	135.0	455.4	490.5

Gross margin %	26.5%	29.9%	31.3%	28.9%	29.4%

Operating expenses:
Research and development (2)	23.7	29.1	27.4	112.9	109.8
Selling, general and administrative (3)	44.3	54.7	55.3	217.7	230.3
Amortization of acquisition-related intangibles	5.5	5.5	5.5	22.1	23.5
Restructuring and impairments	15.9	1.8	2.3	29.2	10.8
Goodwill impairment charge	203.3	—	—	203.3	—
Purchased in-process research and development	—	—	—	—	3.9
Charge (release) for potential litigation outcomes, net	(3.3)	—	—	(3.3)	9.5
Loss on sale of product line, net	—	—	—	—	0.4

Total operating expenses	289.4	91.1	90.5	581.9	388.2

Operating income (loss)	(204.3)	37.1	44.5	(126.5)	102.3
Impairment of investments	19.0	—	—	19.0	—
Other expense, net	6.2	5.4	5.0	23.1	20.2

Income (loss) before income taxes	(229.5)	31.7	39.5	(168.6)	82.1

Provision (benefit) for income taxes	(11.4)	5.0	5.5	(1.2)	18.1

Net income (loss)	$(218.1)	$26.7	$34.0	$(167.4)	$64.0

Net income (loss) per common share:
Basic	$(1.76)	$0.21	$0.27	$(1.35)	$0.52

Diluted	$(1.76)	$0.21	$0.27	$(1.35)	$0.51

Weighted average common shares:
Basic	123.6	124.4	124.4	124.3	124.1

Diluted	123.6	125.0	126.2	124.3	126.3

(1) Equity compensation expense included in cost of sales	$0.9	$1.3	$1.1	$4.5	$5.3
(2) Equity compensation expense included in research and development	$0.9	$1.0	$1.2	$4.1	$4.1
(3) Equity compensation expense included in selling, general and administrative	$0.5	$1.7	$3.5	$10.5	$15.4

Fairchild Semiconductor International, Inc.

Reconciliation of Net Income (Loss) To Adjusted Net Income

(In millions)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 28, 2008	September 28, 2008	December 30, 2007	December 28, 2008	December 30, 2007
Net income (loss)	$(218.1)	$26.7	$34.0	$(167.4)	$64.0
Adjustments to reconcile net income (loss) to adjusted net income:
Restructuring and impairments	15.9	1.8	2.3	29.2	10.8
Impairment of investments	19.0	—	—	19.0	—
Goodwill impairment charge	203.3	—	—	203.3	—
Purchased in-process research and development	—	—	—	—	3.9
Charge (release) for potential litigation outcomes, net	(3.3)	—	—	(3.3)	9.5
System General purchase accounting charges	—	—	—	—	3.7
Loss on sale of product line, net	—	—	—	—	0.4
Costs associated with the redemption of convertible debt	—	—	—	0.4	—
Amortization of acquisition-related intangibles	5.5	5.5	5.5	22.1	23.5
Associated net tax effects of the above and other acquisition-related intangibles	(14.6)	—	—	(14.4)	(3.0)
Tax effects from finalized tax filings and positions	—	—	—	(2.5)	0.9

Adjusted net income	$7.7	$34.0	$41.8	$86.4	$113.7

Adjusted net income per common share:
Basic	$0.06	$0.27	$0.34	$0.70	$0.92

Diluted	$0.06	$0.27	$0.33	$0.69	$0.90

Fairchild Semiconductor International, Inc.

Reconciliation of Gross Margin To Adjusted Gross Margin

(In millions)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 28, 2008	September 28, 2008	December 30, 2007	December 28, 2008	December 30, 2007
Gross margin	$85.1	$128.2	$135.0	$455.4	$490.5
Adjustments to reconcile gross margin to adjusted gross margin:
System General purchase accounting charges	—	—	—	—	3.7

Adjusted gross margin	$85.1	$128.2	$135.0	$455.4	$494.2

Adjusted gross margin %	26.5%	29.9%	31.3%	28.9%	29.6%

Adjusted net income, adjusted net income per share, and adjusted gross margin should not be considered as alternatives to net income, net income per share, gross margin or other measures of consolidated operations and cash flow data prepared in accordance with accounting principles generally accepted in the United States of America, as indicators of our operating performance, or as alternatives to cash flow as a measure of liquidity.

Fairchild Semiconductor International, Inc.

Consolidated Balance Sheets

(In millions)

(Unaudited)

	December 28, 2008	September 28, 2008	December 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$351.5	$379.8	$409.0
Short-term marketable securities	0.8	0.8	2.1
Receivables, net	155.6	200.1	179.0
Inventories	231.0	233.3	243.5
Other current assets	40.0	41.6	51.9

Total current assets	778.9	855.6	885.5
Property, plant and equipment, net	731.6	717.7	676.0
Intangible assets, net	102.1	107.1	123.7
Goodwill	161.7	365.0	353.2
Long-term securities	34.6	37.3	51.0
Other assets	40.9	38.3	43.2

Total assets	$1,849.8	$2,121.0	$2,132.6

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$5.3	$5.3	$203.7
Accounts payable	94.4	135.0	130.6
Accrued expenses and other current liabilities	94.4	101.9	110.5

Total current liabilities	194.1	242.2	444.8
Long-term debt, less current portion	529.9	531.2	385.9
Other liabilities	65.9	83.4	80.2

Total liabilities	789.9	856.8	910.9
Temporary equity - deferred stock units	2.8	2.7	3.2
Total stockholders’ equity	1,057.1	1,261.5	1,218.5

Total liabilities, temporary equity and stockholders’ equity	$1,849.8	$2,121.0	$2,132.6

Fairchild Semiconductor International, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended December 28, 2008	Twelve Months Ended
		December 28, 2008	December 30, 2007
Cash flows from operating activities:
Net income (loss)	$(218.1)	$(167.4)	$64.0
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	35.8	136.6	127.0
Non-cash stock-based compensation expense	2.3	19.1	24.8
Non-cash restructuring and impairments expense	4.2	12.2	3.1
Non-cash impairment of investments	19.0	19.0	—
Non-cash goodwill impairment	203.3	203.3	—
Purchased in-process research & development	—	—	3.9
Deferred income taxes, net	(13.8)	(11.2)	(6.1)
Other	0.3	2.3	3.9
Changes in operating assets and liabilities, net of acquisitions	(18.3)	(28.5)	(30.0)

Cash provided by operating activities	14.7	185.4	190.6

Cash flows from investing activities:
Capital expenditures	(35.6)	(168.7)	(140.4)
Purchase of marketable securities	—	(3.8)	(165.7)
Sale of marketable securities	0.1	5.1	172.7
Maturity of marketable securities	—	0.2	0.1
Other	(2.2)	(5.2)	(1.2)
Acquisitions and divestitures, net of cash acquired	—	—	(178.3)

Cash used in investing activities	(37.7)	(172.4)	(312.8)

Cash flows from financing activities:
Repayment of long-term debt	(1.3)	(204.4)	(2.8)
Issuance of long-term debt	—	150.0	—
Proceeds from issuance of common stock and from exercise of stock options, net	1.8	9.0	37.1
Purchase of treasury stock	(5.8)	(21.7)	(28.3)
Other	—	(3.4)	—

Cash provided by (used in) financing activities	(5.3)	(70.5)	6.0

Net change in cash and cash equivalents	(28.3)	(57.5)	(116.2)
Cash and cash equivalents at beginning of period	379.8	409.0	525.2

Cash and cash equivalents at end of period	$351.5	$351.5	$409.0

Editorial Contacts:

Fairchild Semiconductor:	Fairchild Semiconductor:	Agency Contact:

Patti Olson	Steven Leibiger	Topaz Partners
Corporate Communications	Investor Relations	Paul R. Hughes
(800) 341-0392 X 8728	(207) 775-8660	(781) 404-2416
Email: patti.olson@fairchildsemi.com	Email: investor@fairchildsemi.com	phughes@topazpartners.com